Exhibit 99.1

MPG OFFICE TRUST REPORTS
FOURTH QUARTER 2011 FINANCIAL RESULTS

LOS ANGELES, March 5, 2012 – MPG Office Trust, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust, today reported results for the quarter ended December 31, 2011.

Significant Fourth Quarter Events

•	We had $172.9 million of cash as of December 31, 2011 (excluding restricted cash related to mortgages in default), of which $117.9 million was unrestricted and $55.0 million was restricted.

•	During the fourth quarter of 2011, we completed new leases and renewals totaling approximately 278,000 square feet (including our pro rata share of our joint venture properties).

•
On October 27, 2011, 700 North Central and 801 North Brand were placed in receivership pursuant to our written agreements with the special servicer. On February 2, 2012, trustee sales were conducted with respect to the mortgage loans secured by 700 North Central and 801 North Brand as part of cooperative foreclosure proceedings. As a result of the foreclosures, we were relieved of the obligation to repay the $27.5 million mortgage loan secured by 700 North Central and the $75.5 million mortgage loan secured by 801 North Brand as well as accrued contractual and default interest on both loans.

•
On October 28, 2011, the Company entered into an agreement with Charter Hall Office REIT and an affiliate of Beacon Capital pursuant to which Charter Hall will transfer its 80% interest in Maguire Macquarie Office, LLC to Beacon. The agreement also outlines the terms of a new joint venture between Beacon and the Company. As part of the transfer, the existing joint venture will sell its interests in Wells Fargo Center, located in Denver, Colorado, and San Diego Tech Center, located in San Diego, California, to affiliates of Beacon; the Company will sell its development rights and an adjacent land parcel at San Diego Tech Center to an affiliate of Beacon; and the Company will receive a lump sum payment in consideration for its agreement to terminate its right to receive certain fees following the closing date.

The Company and an affiliate of Beacon will continue to own interests in each of One California Plaza, located in downtown Los Angeles, Cerritos Corporate Center, located in Cerritos, California, and Stadium Gateway, located in Anaheim, California (which is currently being marketed for sale). The Company will have a 20% interest in the new joint venture following the closing date. The closing of the various transactions is expected to occur in the first quarter of 2012 and is subject to customary closing conditions, including obtaining lender consents.

Net proceeds from the transactions to the Company are expected to total approximately $45 million (excluding any proceeds from a sale of Stadium Gateway) and will be used for general corporate purposes.

•
On December 2, 2011, the Company completed an $11.25 million mezzanine financing secured by the Plaza Las Fuentes office property located in Pasadena, California. Net proceeds from the financing totaled approximately $11 million.

Subsequent Event

•	On January 17, 2012, our special purpose property-owning subsidiary that owns Glendale Center defaulted on the mortgage loan secured by the property.

Fourth Quarter 2011 Financial Results
Net loss available to common stockholders for the quarter ended December 31, 2011 was ($31.5) million, or $(0.62) per share, compared to net loss available to common stockholders of ($138.3) million, or $(2.82) per share, for the quarter ended December 31, 2010.

Our share of Funds from Operations (FFO) available to common stockholders for the quarter ended December 31, 2011 was ($9.9) million, or $(0.20) per share, compared to $85.9 million, or $1.73 per diluted share, for the quarter ended December 31, 2010. Our share of FFO before specified items was ($1.0) million, or $(0.02) per share, for the quarter ended December 31, 2011 as compared to $1.0 million, or $0.02 per diluted share, for the quarter ended December 31, 2010.

As of December 31, 2011, our office portfolio (excluding Properties in Default) was comprised of whole or partial interests in 16 office properties totaling approximately 12 million net rentable square feet, and on- and off-site structured parking plus surface parking totaling approximately 6 million square feet, which accommodates approximately 19,000 vehicles.

We will host a conference call and audio webcast, both open to the general public, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) on Tuesday, March 6, 2012, to discuss the financial results of the fourth quarter and provide a company update. The conference call can be accessed by dialing (866) 394-8461 (Domestic) or (706) 758-3042 (International), ID number 54816471. The live conference call can be accessed via audio webcast at the Investor Relations section of our website, located at www.mpgoffice.com, or through Thomson Reuters at www.earnings.com. Our Supplemental Operating and Financial Data package is available at the Investor Relations section of our website, located at www.mpgoffice.com under “Financial Reports–Quarterly & Other Reports.”

A replay of the conference call will be available approximately two hours following the call through March 9, 2012. To access this replay, dial (855) 859-2056 (Domestic) or (404) 537-3406 (International). The required passcode for the replay is ID number 54816471. The replay can also be accessed via audio webcast at the Investor Relations section of our website, located at www.mpgoffice.com, or through Thomson Reuters at www.earnings.com.

About MPG Office Trust, Inc.
MPG Office Trust, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district. MPG Office Trust, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing and financing. For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

Business Risks
This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: risks associated with our liquidity situation, including our failure to obtain additional capital or extend or refinance debt maturities; risks associated with our failure to reduce our significant level of indebtedness; risks associated with the timing and consequences of loan defaults and non-core asset dispositions; risks associated with our loan modification and asset disposition efforts, including potential tax ramifications; risks associated with our ability to dispose of properties with potential value above the debt, if and when we decide to do so, at prices or terms set by or acceptable to us; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the continued disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with joint ventures; risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and potential liability for uninsured losses and environmental contamination.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K filed on March 16, 2011 with the Securities and Exchange Commission. The Company does not update forward-looking statements and disclaims any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

CONTACT:	MPG Office Trust, Inc.
Peggy Moretti
Executive Vice President, Investor and Public Relations
(213) 613-4558

MPG OFFICE TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31, 2011	December 31, 2010
	(Unaudited)
ASSETS
Investments in real estate	$2,586,980	$3,063,186
Less: accumulated depreciation	(659,408)	(668,328)
Investments in real estate, net	1,927,572	2,394,858

Cash and cash equivalents	117,969	46,864
Restricted cash	74,387	142,795
Rents and other receivables, net	4,796	5,809
Deferred rents	54,663	60,609
Deferred leasing costs and value of in-place leases, net	71,696	91,311
Deferred loan costs, net	10,056	13,972
Other assets	7,252	14,794
Assets associated with real estate held for sale	14,000	—
Total assets	$2,282,391	$2,771,012

LIABILITIES AND DEFICIT
Liabilities:
Mortgage loans	$3,045,995	$3,576,493
Accounts payable and other liabilities	140,212	196,015
Acquired below-market leases, net	24,110	44,026
Total liabilities	3,210,317	3,816,534

Deficit:
Stockholders’ Deficit:
7.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value, $25.00 liquidation preference, 50,000,000 shares authorized; 9,730,370 and 10,000,000 shares issued and outstanding at December 31, 2011 and 2010, respectively	97	100
Common stock, $0.01 par value, 100,000,000 shares authorized; 50,752,941 and 48,925,499 shares issued and outstanding at December 31, 2011 and 2010, respectively	508	489
Additional paid-in capital	703,436	702,556
Accumulated deficit and dividends	(1,504,759)	(1,594,407)
Accumulated other comprehensive loss	(15,166)	(29,079)
Total stockholders’ deficit	(815,884)	(920,341)
Noncontrolling Interests:
Accumulated deficit and dividends	(118,049)	(129,408)
Accumulated other comprehensive income	6,007	4,227
Total noncontrolling interests	(112,042)	(125,181)
Total deficit	(927,926)	(1,045,522)
Total liabilities and deficit	$2,282,391	$2,771,012

MPG OFFICE TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	Dec. 31, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010
Revenue:
Rental	$48,695	$51,623	$202,028	$211,538
Tenant reimbursements	20,257	23,043	82,376	86,860
Parking	8,827	9,050	35,722	37,494
Management, leasing and development services	2,096	1,365	6,811	4,669
Interest and other	5,052	184	7,632	3,241
Total revenue	84,927	85,265	334,569	343,802

Expenses:
Rental property operating and maintenance	21,162	22,454	82,540	82,810
Real estate taxes	6,971	7,148	29,138	28,817
Parking	2,157	2,549	9,102	10,012
General and administrative	6,909	906	24,166	23,103
Other expense	1,305	1,789	6,970	6,381
Depreciation and amortization	23,176	25,461	96,831	104,526
Impairment of long-lived assets	—	201,002	—	201,002
Interest	54,276	48,187	210,346	189,012
Loss from early extinguishment of debt	—	—	164	—
Total expenses	115,956	309,496	459,257	645,663

Loss from continuing operations before equity in net (loss) income of unconsolidated joint venture and gain on sale of real estate	(31,029)	(224,231)	(124,688)	(301,861)
Equity in net (loss) income of unconsolidated joint venture	203	304	74	905
Gain on sale of real estate	—	—	—	16,591
Loss from continuing operations	(30,826)	(223,927)	(124,614)	(284,365)

Discontinued Operations:
Loss from discontinued operations before gains on settlement of debt and sale of real estate	—	(26,194)	(41,383)	(84,391)
Gains on settlement of debt	—	97,978	190,380	156,129
Gains on sale of real estate	—	—	73,844	14,689
Income from discontinued operations	—	71,784	222,841	86,427

Net (loss) income	(30,826)	(152,143)	98,227	(197,938)
Net loss (income) attributable to common units of our Operating Partnership	3,985	18,634	(9,208)	25,926
Net (loss) income attributable to MPG Office Trust, Inc.	(26,841)	(133,509)	89,019	(172,012)
Preferred stock dividends	(4,637)	(4,766)	(18,806)	(19,064)
Preferred stock redemption discount	—	—	2,780	—
Net (loss) income available to common stockholders	$(31,478)	$(138,275)	$72,993	$(191,076)

Basic (loss) income per common share:
Loss from continuing operations	$(0.62)	$(4.11)	$(2.50)	$(5.48)
Income from discontinued operations	—	1.29	3.97	1.56
Net (loss) income available to common stockholders per share	$(0.62)	$(2.82)	$1.47	$(3.92)

Weighted average number of common shares outstanding	50,676,545	48,981,822	49,682,202	48,770,326

Amounts attributable to MPG Office Trust, Inc.:
Loss from continuing operations	$(26,841)	$(196,768)	$(108,210)	$(248,132)
Income from discontinued operations	—	63,259	197,229	76,120
	$(26,841)	$(133,509)	$89,019	$(172,012)

MPG OFFICE TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

		For the Three Months Ended		For the Year Ended
		Dec. 31, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010
Reconciliation of net (loss) income available to common stockholders to funds from operations:
Net (loss) income available to common stockholders		$(31,478)	$(138,275)	$72,993	$(191,076)
Add:	Depreciation and amortization of real estate assets	23,124	30,084	102,457	128,047
	Depreciation and amortization of real estate assets – unconsolidated joint venture (a)	1,737	1,888	6,911	7,522
	Impairment writedowns of depreciable real estate	—	214,579	23,218	233,399
	Impairment writedowns of depreciable real estate – unconsolidated joint venture (a)	819	572	819	572
	Net (loss) income attributable to common units of our Operating Partnership	(3,985)	(18,634)	9,208	(25,926)
	Unallocated losses – unconsolidated joint venture (a)	(1,380)	7,233	(2,530)	4,019
Deduct:	Gains on sale of real estate	—	—	73,844	31,280
Funds from operations available to common stockholders and unit holders (FFO) (b)		$(11,163)	$97,447	$139,232	$125,277
Company share of FFO (c) (d)		$(9,909)	$85,875	$123,230	$110,301
FFO per share – basic		$(0.20)	$1.75	$2.48	$2.26
FFO per share – diluted		$(0.20)	$1.73	$2.45	$2.23
Weighted average number of common shares outstanding – basic		50,676,545	48,981,822	49,682,202	48,770,326
Weighted average number of common and common equivalent shares outstanding – diluted		51,120,752	49,619,851	50,319,551	49,389,548

Reconciliation of FFO to FFO before specified items: (e)
FFO available to common stockholders and unit holders		$(11,163)	$97,447	$139,232	$125,277
Add:	Loss from early extinguishment of debt	—	—	399	485
	Default interest accrued on mortgages in default	10,005	10,533	43,299	41,339
	Writeoff of deferred financing costs related to mortgages in default	—	—	1,759	1,275
Deduct:	Gains on settlement of debt	—	97,978	190,380	156,129
	Gain on settlement of debt – unconsolidated joint venture (a)	—	8,838	—	8,838
	Preferred stock redemption discount	—	—	2,780	—
FFO before specified items		$(1,158)	$1,164	$(8,471)	$3,409
Company share of FFO before specified items (c) (d)		$(1,028)	$1,026	$(7,498)	$2,997
FFO per share before specified items – basic		$(0.02)	$0.02	$(0.15)	$0.06
FFO per share before specified items – diluted		$(0.02)	$0.02	$(0.15)	$0.06
__________

(a)	Amount represents our 20% ownership interest in our joint venture with Charter Hall Office REIT.

(b)
Funds from operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. The White Paper defines FFO as net income or loss (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding extraordinary items (as defined by GAAP), gains from disposition of depreciable real estate and impairment writedowns of depreciable real estate, plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements). Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, impairment writedowns of depreciable real estate and gains from disposition of depreciable real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT White Paper and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income or loss as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

(c)	Based on a weighted average interest in our Operating Partnership of approximately 88.8% and 88.1% for the three months ended December 31, 2011 and 2010, respectively.

(d)	Based on a weighted average interest in our Operating Partnership of approximately 88.5% and 87.9% for the years ended December 31, 2011 and 2010, respectively.

(e)
Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt, default interest, gains on settlement of debt and preferred stock redemptions create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the early repayment of debt associated with properties disposed of or (ii) the restructuring or replacement of property or corporate-level financing to accommodate property dispositions. Consequently, management views these losses as costs to complete the disposition of properties.

As of December 31, 2011, the mortgage loans on the following properties were in default: Stadium Towers Plaza and 500 Orange Tower in Central Orange County, Two California Plaza in downtown Los Angeles, and 700 North Central and 801 North Brand in Glendale. We are accruing interest on the defaulted mortgage loans at the default rate per the applicable loan agreements. We have excluded default interest accrued on mortgages in default as well as the writeoff of deferred financing costs related to the mortgage loans on these properties from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale or modify the loan (in the case of Two California Plaza). Management views these charges as costs to complete the disposition of the related properties or the modification of the loan.

Management excludes gains on settlement of debt from the calculation of FFO before specified items because they relate to the financial statement impact of decisions made to dispose of property or modify loans. These types of gains create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

Preferred stock redemption discount represents the excess of the carrying amount of our Series A preferred stock over the fair value of the consideration transferred to the holders of our Series A preferred stock at the time of exchange, which is added to net income (loss) available to common stockholders in the calculation of earnings per share. We have excluded preferred stock redemptions from the calculation of FFO before specified items since these transactions are non-cash in nature and at the discretion of management. These types of gains create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing operations.